                                                                     Exhibit 3.2
                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         WORLD GOLD TRUST SERVICES, LLC

         This Amended and Restated Limited Liability Company Agreement (the
"Agreement") of World Gold Trust Services, LLC (the "Company") is entered into as of May 9, 2003 by the World Gold Council, a not-for-profit association registered under Swiss law (the "Initial Member").

         WHEREAS, the Initial Member (i) caused the Company to be formed as a
Delaware limited liability company pursuant to the Delaware Limited Liability
Company Act, as amended from time to time (the "Act"), by filing a Certificate of Formation of the Company (the "Certificate of Formation") with the Delaware
Secretary of State on July 17, 2002 and (ii) entered into a Limited Liability
Company Agreement, made effective as of the same date; and

         WHEREAS, the Initial Member now wishes to amend and restate the Limited
Liability Company Agreement, effective as of the date first set forth above.

         NOW, THEREFORE, the Initial Member agrees as follows:

         1. Name. The name of the limited liability company is World Gold Trust
Services, LLC or such other name as may be selected by the Members (as defined in Section 23(b)) from time to time that is acceptable to the appropriate recording officials of the State of Delaware.

         2. Certificates. Jasen P. Kisber, as an authorized person within the meaning of the Act, executed, delivered and filed the Certificate of Formation with the Delaware Secretary of State. Upon the filing of the Certificate of
Formation with the Delaware Secretary of State, his powers as an authorized person ceased and the Initial Member was designated as an authorized person within the meaning of the Act. Any Member or officer of the Company shall execute, deliver and file any certificates or documents (and any amendments and/or restatements thereof) as may be necessary for the Company to qualify to do business in such jurisdictions in which the Company may wish to conduct business.

         3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

         4. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall possess and may exercise all the powers and

privileges granted by the Act, by any other law and by this Agreement, together with any powers incidental thereto, including, without limitation, such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

         5. Principal Business Office. The principal business office of the
Company shall be located at 444 Madison Avenue, 3rd Floor, New York, New York
10022 or at such other place as the Members may select from time to time.

         6. Registered Office. The address of the registered office of the
Company in the State of Delaware shall be c/o the Corporation Service Company,
2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle
or such other address as the Members may select from time to time.

         7. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be the Corporation Service Company, 2711 Centerville Road, Suite 400, City of
Wilmington 19808, County of New Castle or such other name and address as the
Members may select from time to time.

         8. Members. The name and mailing address of the Initial Member and the
Initial Member's percentage interest in the Company are set forth on Schedule A attached hereto. Schedule A shall be amended as necessary to reflect any changes in the membership or ownership of the Company.

         9. Term. The term of the Company commenced on the date of its formation under the Act and shall continue until terminated in accordance with the provisions of the Act or this Agreement.

         10. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the
Company, and no Member or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or officer of the Company.

         11. Capital Contributions. The Initial Member will contribute to the
Company the amount of United States Dollars as set forth on Schedule A.

         12. Additional Contributions. No Member shall be required to make any additional capital contribution to the Company. However, any Member may make additional capital contributions to the Company with the written consent of the
Members.

         13. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Members in accordance with their respective percentage interests in the Company.

         14. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts as may be determined by the Members, provided that, with respect to any fiscal year, the Company shall distribute, if available, to the Members an amount of cash reasonably estimated to be sufficient to enable the Members to pay taxes on their distributive share of
Company income for such fiscal year. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

         15. Meetings of Members.

              (a) Meetings. Meetings of the Members, for any purpose or
purposes, may be called by any Member.

              (b) Place of Meetings. The Members may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Members. If no designation is made, the place of meeting shall be the principal business office of the Company.

              (c) Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five (5) nor more than thirty (30) days before the date of the meeting, by or at the direction of the Member or Members calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered three (3) calendar days after being deposited in the United States mail, addressed to each Member at its address as set forth on Schedule A, with postage thereon prepaid.

              (d) Record Date. For the purpose of identifying the Members who are entitled to notice of or to vote at any meeting of the Members or any adjournment thereof, to receive payment of any distribution or to make a determination of the Members for any other purpose, the date on which notice of the meeting is mailed or a vote of the Members is taken, the date on which the resolution declaring such distribution is adopted or the date on which any such determination of the Members is made, as the case may be, shall be the record date for such identification of the Members.

              (e) Quorum. The Members owning a majority of the percentage interests in the Company, represented in person or by proxy, shall constitute a quorum at any meeting of the Members. In the absence of a quorum at any such meeting, the Members owning a majority of the percentage interests in the
Company so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of percentage interests in the Company whose absence would cause less than a quorum to be present.

              (f) Manner of Acting. If a quorum is present, the affirmative vote of the Members owning a majority of the percentage interests in the Company shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate of
Formation or by this Agreement. For the avoidance of doubt, any required or permitted approval, consent, act or determination of the Members provided for in this Agreement shall be given, taken or made by the Members owning a majority of the percentage interests in the Company, unless a greater or lesser proportion or number is otherwise required by the Act, by the Certificate of Formation or by this Agreement.

              (g) Proxies. At all meetings of the Members, any Member may vote in person or by proxy executed in writing by such Member or by a duly authorized attorney-in-fact. Proxies shall be delivered to the principal business office of the Company before the meeting or presented at the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

              (h) Conference Telephone. Any Member may participate in a meeting of the Members by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in the meeting by means of such equipment shall constitute presence in person at such meeting.

              (i) Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of the Members may be taken without a meeting, without notice and without a vote if the action is evidenced by one or more written consents describing the action taken, signed by the Members owning not less than the minimum percentage interests in the Company that would be necessary to authorize such action at a meeting where all Members entitled to vote thereon were present and voted. All written consents shall be delivered to the principal business office of the Company for inclusion in the Company records.

              (j) Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Member entitled to such notice, whether signed before, at or after the time such notice was required, shall be equivalent to the giving of such notice.

              (k) Management. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Members. The Members shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including, without limitation, all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware.

         16. Officers.

              (a) Appointment of Officers. The Members may, from time to time as they deem advisable, appoint officers of the Company and assign in writing titles (including, without limitation, Chief Executive Officer, Managing
Director, President, Vice President, Secretary, and Treasurer) to any person so appointed. Unless the Members decide otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation
Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 16(a) may be revoked at any time by the Members. The Members shall resolve any questions as to the type and scope of the authorities and duties delegated to any officer.
Any two or more offices may be held by the same person.

              (b) Election and Term of Office. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal. Vacancies may be filled or new offices created and filled at any meeting of the Members.

              (c) Removal. Any officer may be removed by the Members at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

              (d) Vacancies. A vacancy in any office because of death,
resignation, removal, disqualification or otherwise may be filled by the Members for the unexpired portion of the term.

              (e) Salaries. The salaries and other compensation of the officers and other employees of the Company, if any, shall be fixed from time to time by the Members, and no officer or employee shall be prevented from receiving any such salary or other compensation by reason of the fact that he is also a Member of the Company.

         17. Other Business. The Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such business ventures or the income or profits derived therefrom by virtue of this Agreement.

         18. Exculpation and Indemnification. No Member or officer shall be liable to the Company, or any other person or entity who has an interest in the
Company, for any loss, damage or claim incurred by the Company by reason of any act or omission

performed or omitted by such Member or officer in good faith on behalf of the
Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officer by this Agreement, except that a
Member or officer shall be liable for any such loss, damage or claim incurred by the Company by reason of such Member's or officer's fraud or willful misconduct.
To the fullest extent permitted by applicable law, a Member or officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or officer by reason of any act or omission performed or omitted by such Member or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or officer by this Agreement, except that no Member or officer shall be entitled to be indemnified for any such loss, damage or claim incurred by such Member or officer by reason of such Member's or officer's fraud or willful misconduct; provided, however, that any indemnity or advancement of expenses under this Section 18 shall be provided out of and to the extent of
Company assets only, and no Member shall have personal liability on account thereof. The costs and expenses of any Member or officer reasonably incurred in defending any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Member or officer to repay such amount if it shall ultimately be determined that such Member or officer is not entitled to be indemnified by the Company as authorized by this Section 18.

         19. Assignments. A Member may assign all or part of its percentage interest in the Company with the written consent of the Members. If a Member transfers all or part of its interest in the Company pursuant to this Section
19, the transferee shall be admitted as a Member of the Company with the written consent of the Members and upon its execution of an instrument, in form and substance satisfactory to the Members, transferring to the transferee all or part of the transferring Member's percentage interest in the Company and signifying the transferee's agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferring Member shall cease to be a Member of the Company with respect to the percentage interest in the Company transferred.

         20. Resignation. A Member may resign from the Company with the written consent of the Members. If a Member is permitted to resign pursuant to this
Section 20 and there are no other Members, an additional Member shall be admitted to the Company, subject to Section 21. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a Member of the Company.

         21. Admission of Additional Members. Upon the written consent of the
Members, one or more persons or entities may be admitted as a Member of the
Company upon such terms and conditions, including, without limitation, the number of additional interests in the Company to be issued and the consideration therefor, as the Members shall determine. The new Member shall be admitted upon the execution of an instrument,

in form and substance satisfactory to the Members, signifying its agreement to be bound by the terms and conditions of this Agreement.

         22. Dissolution.

              (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the
Members, (ii) if there is only one Member, the retirement, resignation or dissolution of such Member or the occurrence of any other event which terminates the continued membership of such Member in the Company, unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

              (b) The bankruptcy of any Member will not cause such Member to cease to be a Member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

              (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be distributed in the manner, and in the order of priority, as set forth in Section 18-804 of the Act.

         23. Miscellaneous.

              (a) Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement to the Members or to the Company shall be in writing and, except as otherwise set forth in this
Agreement, shall be deemed to have been given when actually received. Any such notice, demand or communication may be given by mail, express courier service, telex or facsimile and shall be addressed to each Member at their respective address set forth on Schedule A or to the Company at its principal business office, as the case may be, or to such other address as a party may from time to time designate by notice to the other parties.

              (b) Construction. When used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where the context so requires, indicates or permits. As used in this Agreement, the term "Member" shall mean a person or entity who has been admitted as a member of the Company pursuant to this Agreement and shall include, where the context so requires, indicates or permits, the Initial Member
(as long as it is a Member).

              (c) Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or to limit the scope, extent or intent of, this Agreement or any provision hereof.

              (d) Waivers. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the

party or parties granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

              (e) Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this
Agreement, their respective heirs, legal representatives, successors and assigns.

              (f) Separability of Provisions. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

              (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

              (h) Entire Agreement. This Agreement constitutes the entire agreement of the Members with respect to the subject matter hereof.

              (i) Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), with all rights and remedies under this Agreement being governed by said laws.

              (j) Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Members.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first set forth above.

                                          WORLD GOLD COUNCIL

                                          By: /s/ David A.J. Pointet
                                             -----------------------------
                                          Name:  David A.J. Pointet
                                          Title: Company Secretary

                                   SCHEDULE A

                                     TO THE

                         WORLD GOLD TRUST SERVICES, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

MEMBER
------

                                                                  Agreed Value of Capital         Percentage
Name                            Mailing Address                         Contribution               Interest
----                            ---------------                         ------------               --------
World Gold Council              45 Pall Mall                             $3,000,000                  100%
                                London SW1Y 5JG England

                                      A-1